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Exhibit 10.4

ADMINISTRATIVE SERVICES AGREEMENT

AMONG

EXCO PARTNERS GP LP, LLC,

EXCO GP PARTNERS, LP,

EXCO PARTNERS, LP,

EXCO PARTNERS OLP GP, LLC,

EXCO PARTNERS OPERATING, LP,

AND

EXCO RESOURCES, INC.

Table of Contents
ARTICLE I
DEFINITIONS
Section 1.1	Definitions.	1
Section 1.2	Construction.	4
ARTICLE II
RETENTION OF EXCO; SCOPE OF SERVICES
Section 2.1	Retention of EXCO	4
Section 2.2	Scope of Services.	4
Section 2.3	Modification of Services.	4
Section 2.4	Performance of Services by Affiliates and Third Parties.	4
Section 2.5	Intellectual Property.	5
Section 2.6	License Agreement	5
Section 2.7	Confidential Information.	6
Section 2.8	Appointment of Independent Registered Public Accounting Firm and Independent Petroleum Engineer.	6
Section 2.9	No Effect on Partnership Agreement.	6
ARTICLE III
BOOKS, RECORDS AND REPORTING
Section 3.1	Books and Records.	6
Section 3.2	Audits.	7
ARTICLE IV
ADMINISTRATIVE SERVICE FEE
Section 4.1	Administrative Service Fee and Payment Amount.	7
Section 4.2	Set Off.	8
Section 4.3	EXCO Employees.	8
Section 4.4	Approval of Payment Amount.	9
ARTICLE V
FORCE MAJEURE
Section 5.1	Force Majeure.	9
ARTICLE VI
ASSIGNMENT
Section 6.1	Assignments.	9
Section 6.2	Other Requirements.	9
ARTICLE VII
TERMINATION
Section 7.1	Termination by the Partnership on behalf of the Partnership Group.	10
Section 7.2	Termination by EXCO.	10
Section 7.3	Effect of Termination.	10

i

ii

ADMINISTRATIVE SERVICES AGREEMENT

        THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into on, and effective as of [            ], 2008 (the "Effective Date"), among EXCO Partners GP LP, LLC, a Delaware limited liability company ("GP LLC"), EXCO GP Partners, LP, a Delaware limited partnership (the "General Partner"), EXCO Partners, LP, a Delaware limited partnership (the "Partnership"), EXCO Partners OLP GP, LLC, a Delaware limited liability company ("OLP GP LLC"), EXCO Partners Operating, LP, a Delaware limited partnership (the "Operating Partnership"), and EXCO Resources, Inc., a Texas corporation ("EXCO," and collectively with the General Partner, the Partnership and the Operating Partnership, the "Parties" and each, a "Party").

RECITALS

        A. The Partnership is the owner, directly or indirectly, of the Business (as hereinafter defined);

        B. The Partnership Group (as hereinafter defined) requires certain services to operate and manage the Business and to fulfill other general and administrative functions relating to the Business; and

        C. The Partnership Group desires to engage EXCO to provide such services, and EXCO is willing to undertake such engagement, subject to the terms and conditions of this Agreement;

        NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1 Definitions.

        (a)   The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Administrative Service Fee" is defined in Section 4.1.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that no member of the Partnership Group shall be deemed to be an Affiliate of EXCO for purposes of this Agreement. This definition shall not be controlling for tax purposes.

        "Agreement" means this Administrative Services Agreement, as it may be amended, supplemented or restated from time to time.

        "Business" means the business of the Partnership Group, as conducted from time to time, and which includes, but is not limited to, the business of the Partnership Group described in the Prospectus.

        "Bankrupt" with respect to any Person means such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.

        "Confidential Information" means non-public information about the disclosing Party's or any of its Affiliates' business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical, seismic and other information, including software (source and object code) and programming code, of a Party or its Affiliates marked or designated "confidential" or "proprietary" or by its nature or the circumstances surrounding its disclosure it should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information does not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and to the receiving Party's knowledge without breach of a nondisclosure obligation.

        "Conflicts Committee" is defined in the Partnership Agreement.

        "Contribution Agreement" means that certain Contribution, Conveyance, Assumption and Indemnification Agreement dated            , 2008, by and among EXCO, the Partnership, the GP LLC, the General Partner, EXCO Partners MLP LP, LLC, OLP GP LLC, the Operating Partnership, North Coast, and North Coast Energy Eastern, LLC.

        "Damages" is defined in Section 8.1.

        "Default Rate" means an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 250 basis points over LIBOR.

        "Effective Date" is defined in the introductory paragraph.

        "EXCO" is defined in the introductory paragraph.

        "General Partner" is defined in the introductory paragraph.

        "Governmental Authority" means any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

        "GP LLC" is defined in the introductory paragraph.

        "Intellectual Property" is defined in Section 2.5.

        "Laws" means any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.

        "Licensees" means, for purposes of Section 2.6 hereof, the Partnership Group.

        "Licensor" means, for purposes of Seciton 2.6 hereof, EXCO.

        "Limited Partners" is defined in the Partnership Agreement.

        "Marks" means all trademarks, tradenames, logos and/or service marks identified on Annex Aattached hereto.

        "Master Operating Agreement" means the master operating agreement entered into on an even date herewith by EXCO, the Partnership and the other parties thereto with respect to operation of the Partnership Properties.

        "North Coast" means North Coast Energy, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership.

        "OLP GP LLC" is defined in the introductory paragraph.

        "Operating Partnership" is defined in the introductory paragraph.

        "Parties" is defined in the introductory paragraph.

        "Partnership" is defined in the introductory paragraph.

        "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of date hereof, as the same may be amended or restated from time to time.

        "Partnership Group" means GP LLC, the General Partner, the Partnership, OLP GP LLC, the Operating Partnership and all of their respective Subsidiaries.

        "Partnership Properties" means all properties contributed to the Partnership by EXCO pursuant to the Contribution Agreement.

        "Payment Amount" is defined in Section 4.1.

        "Payment Default" shall mean the failure of the Partnership to pay the Payment Amount described in Section 4.1 on or before the 45th day following the end of each month.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Services" is defined in Section 2.2.

        "Service Standard" shall mean, with respect to the performance of the Services, the good faith undertaking, on a commercially reasonable basis, to perform the Services in all material respects in compliance with applicable Laws and prudent industry practices.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person (without regard to the occurrence of any contingency).

        (b)   Other terms defined herein have the meanings so given them.

        Section 1.2 Construction.

        Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms "include," "includes," "including" and words of like import shall be deemed to be followed by the words "without limitation"; (e) the terms "hereof," "herein" and "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

RETENTION OF EXCO; SCOPE OF SERVICES

        Section 2.1 Retention of EXCO

        The Partnership hereby engages EXCO to perform the Services for the benefit of the Partnership Group on behalf of, and as directed by, the GP LLC, and to provide all personnel and any facilities, goods and equipment not otherwise provided by the Partnership Group that are necessary to perform the Services in accordance with the Service Standard. EXCO hereby accepts such engagement and agrees to perform the Services requested by the General Partner and to provide any personnel, facilities, goods and equipment not otherwise provided by the Partnership Group that are necessary to perform the Services in accordance with the Service Standard.    EXCO hereby agrees and warrants that all Services will be performed in accordance with the Service Standard.

        Section 2.2 Scope of Services.

        The "Services" shall consist of such services that the General Partner determines from time to time are reasonable and necessary to manage and operate the Business. The initial Services shall include those services described on Schedule I attached hereto.

        Section 2.3 Modification of Services.

        The GP LLC may increase or decrease or otherwise modify the scope of the Services from time to time upon 60 days prior written notice to EXCO, which notice shall include an amended Schedule I reflecting such modification. In connection with any such modification, the Administrative Services Fee may be adjusted in accordance with Section 4.1(b). Upon the effectiveness of any such modification, such amended Schedule I shall replace the existing Schedule I and shall be deemed a part of this Agreement for all purposes.

        Section 2.4 Performance of Services by Affiliates and Third Parties.

        The Parties hereby agree that in discharging its obligations hereunder, subject to the restrictions in the Master Operating Agreement or any other operating agreements applicable to the Partnership Properties, EXCO may engage any of its Affiliates or any qualified third party to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or third party shall be treated as if EXCO performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve EXCO of its obligations hereunder.

        Section 2.5 Intellectual Property.

        (a)   Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) (collectively, "Intellectual Property") developed, by EXCO, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of EXCO; provided, however, that the Partnership Group shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such Intellectual Property; and provided further, however, that the Partnership Group shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to EXCO by any Person other than an Affiliate of EXCO. Notwithstanding the foregoing, EXCO will use all commercially reasonable efforts to grant such right and license to the Partnership Group.

        (b)   Each member of the Partnership Group hereby grants to EXCO and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any Intellectual Property provided by the Partnership Group to EXCO or its Affiliates, but only to the extent such use is necessary for the performance of the Services; provided, however, that EXCO and its Affiliates shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such Intellectual Property provided to the Partnership Group by any Person other than an Affiliate of EXCO. EXCO agrees that it and its Affiliates will utilize such Intellectual Property solely in connection with the performance of the Services.

        Section 2.6 License Agreement

        (a)   Grant of License. Subject to the terms and conditions herein, Licensor hereby grants to Licensees the right and license to use the Marks solely in connection with the Licensees' businesses and the services performed therewith within the United States during the term of this Agreement.

        (b)   Restrictions on Marks. In order to ensure the quality of uses under the Marks, and to protect the goodwill of the Marks, Licensees agree as follows:

          (i)    Licensees will only use the Marks in formats approved by Licensor and only in strict association with the Licensees' businesses and the services performed therewith; and

          (ii)   Licensees shall not use any other trademarks, service marks, trade names or logos in connection with the Marks or use the Marks or any trademark or service mark confusingly similar to the Marks after the termination of this Agreement. Licensor will not use the Marks in such a manner so as to impair the validity or enforceability or in any way disparage or dilute the Marks.

        (c)   Ownership. Licensor shall own all right, title and interest, including all goodwill relating thereto, in and to the Marks, and all trademark rights embodied therein shall at all times be solely vested in Licensor. Licensees have no right, title, interest or claim of ownership in the Marks, except for the licenses granted in this Agreement. All use of the Marks shall inure to the benefit of Licensor. Licensees agree that they will not attack the title of Licensor in and to the Marks.

        (d)   Estoppel. Nothing in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon Licensees (a) any license or other right under the intellectual property rights of Licensor other than the license granted herein to the Marks as set forth expressly herein or (b) any license rights other than those expressly granted herein.

        (e)   Warranties; Disclaimers.

          (i)    The Licensor represents and warrants that (i) it owns and has the right to license the Marks licensed under this Agreement and (ii) the Marks do not infringe upon the rights of any third parties.

          (ii)   EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS DESCRIBED IN SECTION 2.6(E), LICENSOR DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SUBJECT MATTER HEREOF, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER ANY LICENSEE KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.

        Section 2.7 Confidential Information.

        (a)   Each Party hereby agrees that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

        (b)   Notwithstanding clause (a) above, each Party may disclose Confidential Information (i) to the extent required by any Governmental Authority or otherwise as required by applicable Laws, including, without limitation, disclosure obligations imposed under the federal securities laws, provided that such Party has given the other Party prior notice of such requirement when legally permissible to permit the other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) to its consultants, legal counsel, Affiliates, accountants, banks and other financing sources and their advisors.

        Section 2.8 Appointment of Independent Registered Public Accounting Firm and Independent Petroleum Engineer.

        Notwithstanding anything to the contrary in this Agreement, the Parties hereby recognize and agree that the General Partner shall have the exclusive authority to appoint an independent registered public accounting firm to audit the financial statements of the Partnership and an independent petroleum engineer to provide reports to the Partnership relating to estimates of proved reserves for Securities and Exchange Commission and other reporting purposes.

        Section 2.9 No Effect on Partnership Agreement.

        Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement, the Master Operating Agreement or the Contribution Agreement shall relieve the General Partner of any obligation or duty to the Partnership, or otherwise modify or amend such obligation or duty, provided for in the Partnership Agreement, the Master Operating Agreement or the Contribution Agreement.

ARTICLE III

BOOKS, RECORDS AND REPORTING

        Section 3.1 Books and Records.

        EXCO shall maintain accurate books and records regarding the performance of the Services and its calculation of the Payment Amount, and shall maintain such books and records for the period required by applicable Laws or accounting practices.

        Section 3.2 Audits.

        The Partnership shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.1. Such right may be exercised through any agent or employee of the Partnership Group, including, but not limited to, any member of the Audit Committee or the Conflicts Committee of the board of directors of the GP LLC, designated in writing by it or by an independent public accountant, engineer, attorney or other agent so designated. The Partnership shall bear all costs and expenses incurred in any inspection, examination or audit. EXCO shall review and respond in a timely manner to any claims or inquiries made by the Partnership regarding matters revealed by any such inspection, examination or audit.

ARTICLE IV

ADMINISTRATIVE SERVICE FEE

        Section 4.1 Administrative Service Fee and Payment Amount.

        (a)   As remuneration for the provision by EXCO to the Partnership Group of the Services, the Partnership shall on a monthly basis (i) pay EXCO an administrative services fee of $1,600,000 plus any applicable sales or use taxes, which amount represents EXCO's good-faith estimate of the actual time to be spent by its personnel performing the Services, plus related expenses (the "Administrative Services Fee") and (ii) reimburse EXCO for all third-party expenses that EXCO incurs on behalf of the Partnership Group, excluding any expenses that are directly chargeable to wells under the applicable joint operating agreements and the Master Operating Agreement (the "Expense Reimbursements", together with the Administrative Services Fee, the "Payment Amount"). For the avoidance of doubt, EXCO will pay all expenses that are directly chargeable to wells under their respective joint operating agreements and the Master Operating Agreement and the Partnership will reimburse EXCO for such expenses pursuant to the provisions of the Master Operating Agreement.

        (b)   The Administrative Services Fee paid EXCO pursuant to Section 4.1 of this Agreement shall be revised in the following circumstances:

          (i)    If the Partnership or any other member of the Partnership Group acquires additional assets or disposes of existing assets (including any acquisition or disposition of the equity of any entity), then EXCO or the Partnership may propose a revised Administrative Services Fee that covers the provision of Services following such acquisition or disposition. With respect to any revised Administrative Services Fee proposed by EXCO, if the General Partner, on behalf of the Partnership Group and with the concurrence of the Conflicts Committee agrees to such revised Administrative Services Fee, then the new estimate of the Administrative Services Fee shall become part of this Agreement and replace the existing Administrative Services Fee. With respect to any revised Administrative Services Fee proposed by the Partnership, if EXCO agrees to such revised Administrative Services Fee, then the new estimate of the Administrative Services Fee shall become part of this Agreement and replace the existing Administrative Services Fee. The Administrative Services Fee will remain in effect until such time as a new Administrative Services Fee is approved in accordance with the provisions of this Section 4.1(b) and EXCO shall continue to provide Services pursuant to the terms set forth herein.

          (ii)   EXCO shall review the Administrative Services Fee on an annual basis and propose a new Administrative Services Fee to the extent necessary to reflect any changes in the scope of Services, changes in personnel who are performing the Services, changes in the cost of such Services, including changes in compensation of such personnel, and changes in EXCO's good faith estimate of the time such personnel will spend performing Services on behalf of the Partnership Group. Once approved by the General Partner and with the concurrence of the Conflicts Committee, then the new estimate of the Administrative Services Fees shall become part of this Agreement and replace the existing Administrative Services Fee until such time as a new Administrative Services Fee is approved in accordance with the provisions of this Section 4.1(b) and EXCO shall continue to provide Services pursuant to the terms set forth herein.

        (c)   If EXCO and the Conflicts Committee are unable to agree on the amount of any revised Administrative Services Fee proposed pursuant to Section 4.1(b), EXCO and the Partnership will engage a mutually agreed upon independent registered public accounting firm to determine the Administrative Services Fee based on its estimate of the fair value of the Services provided to the Partnership by EXCO. Such independent registered public accounting firm will determine the revised Administrative Services Fee within 30 days of its engagement and furnish the Partnership and EXCO its determination, which shall be binding on all Parties. The fees of the independent registered public accounting firm will be split equally between EXCO and the Partnership.

        Section 4.2 Set Off.

        In the event that EXCO owes the Partnership a sum certain in an uncontested amount under any other agreement, then any such amounts shall be aggregated and the Partnership and EXCO shall discharge their respective obligations by netting those amounts against any amounts owed by the Partnership to EXCO under this Agreement. If the Partnership or EXCO owes the other Party a greater aggregate amount, then that Party shall pay to the other Party the difference between the amounts owed.

        Section 4.3 EXCO Employees.

        The obligations of the Partnership under Sections 4.1, to the extent they relate to Services provided by employees of EXCO or its Affiliates, shall be limited to the Administrative Services Fee, and the Partnership shall not be obligated to pay directly to EXCO's or its Affiliates' employees any compensation, salaries, wages, bonuses, benefits, social security taxes, workers' compensation insurance, retirement and insurance benefits, training or other expenses; provided, however, that the Partnership may, at its option, compensate such employees under any long-term incentive plan of the Partnership for the provision of Services hereunder; and provided further, however, that if EXCO fails to pay any employee providing Services hereunder within 30 days of the date such employee's payment is due:

        (a)   The Partnership may (i) pay such employee directly or (ii) employ such employee directly; and

        (b)   EXCO shall reimburse the Partnership for the portion of the Administrative Services Fee representing employee compensation that the Partnership paid to EXCO with respect to such employee but that EXCO did not pay to such employee.

        Section 4.4 Additional Review and Approvals.

        EXCO acknowledges that all Expense Reimbursements assessed by EXCO and included in the Payment Amount must be approved by the persons authorized to approve such charges pursuant to the Partnership's governance processes. Additionally, EXCO acknowledges that the Conflicts Committee may direct the General Partner to modify the scope of Services pursuant to Section 2.3 or to revise the Administrative Services Fee pursuant to Section 4.1(b). In addition to the information EXCO is obligated to maintain and provide pursuant to Article III, EXCO shall provide such other information as reasonably necessary to determine the accuracy of any estimate relating to the Payment Amount hereunder.

ARTICLE V

FORCE MAJEURE

        Section 5.1 Force Majeure.

        If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE VI

ASSIGNMENT

        Section 6.1 Assignments.

        (a)   Without the prior consent of EXCO, no member of the Partnership Group may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person; provided that any member of the Partnership Group may assign all of its rights, title and interests under this Agreement to secure debt for borrowed money and other obligations, including guarantees of such debt.

        (b)   Without the prior consent of the Partnership, EXCO may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of EXCO or a qualified third party as permitted by Section 2.4 and the sale, assignment, transfer or conveyance of its rights and obligations hereunder to any such Affiliate.

        Section 6.2 Other Requirements.

        EXCO shall exercise reasonable diligence to obtain the most favorable terms or warranties available from vendors, suppliers and other third parties, and where appropriate, EXCO shall assign such warranties to the Partnership.

ARTICLE VII

TERMINATION

        Section 7.1 Termination by the Partnership on behalf of the Partnership Group.

        (a)   Upon the occurrence of any of the following events, the GP LLC, on behalf of the Partnership Group, may terminate this Agreement by giving written notice of such termination to EXCO:

          (i)    EXCO becomes Bankrupt;

          (ii)   EXCO dissolves and commences liquidation or winding-up; or

          (iii)  EXCO ceases to be an Affiliate of the Partnership.

Any termination under this Section 7.1(a) shall become effective immediately upon delivery of the notice first described in this Section 7.1(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Partnership.

        (b)   In addition to its rights under Section 7.1(a), if at any time the General Partner determines that EXCO has not performed the Services in accordance with the Service Standard, the Partnership may give written notice of termination to EXCO, which notice shall set forth in reasonable detail the Services in question and the related deficiency in such Services as compared to the Service Standard. EXCO shall have 90 days following the date of such notice in which to reperform such Services in accordance with the Service Standard or otherwise cure such deficiency to the reasonable satisfaction of the General Partner. If EXCO fails to reperform such Services or otherwise cure such deficiency in accordance with the immediately preceding sentence, then termination under this Section 7.1(b) shall become effective on the 90th day after the date of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified in such notice.

        Section 7.2 Termination by EXCO.

        (a)   EXCO may terminate this Agreement by giving written notice of such termination to the Partnership in the event that EXCO ceases to be an Affiliate of the Partnership. Any termination under this Section 7.2 shall become effective 90 days after delivery of such notice.

        (b)   In addition to its rights under Section 7.1(a), if at any time a Payment Default has occurred and is continuing for a period of more than 30 days, EXCO may give written notice of termination to the Partnership, which notice shall set forth in reasonable detail the Payment Default. The Partnership shall have 15 days following the date of such notice in which to cure such Payment Default. If the Partnership fails to cure such Payment Default in accordance with the immediately preceding sentence, then termination under this Section 7.1(b) shall become effective on the 30th day after the date of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified in such notice.

        Section 7.3 Effect of Termination.

        This Agreement may not be terminated by any Party except as provided in Sections 7.1 or 7.2 or upon the mutual agreement of the Parties with the prior approval of the Conflicts Committee. If this Agreement is terminated in accordance with Section 7.1 or 7.2, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Administrative Service Fee that has accrued prior to such termination, even if such portion has not become due and payable at that time.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1 Liabilities and Indemnification.

        (a)   IN NO EVENT, OTHER THAN FOR LIABILITY ARISING FROM THE BAD FAITH OR WILLFUL MISCONDUCT OF EXCO, SHALL EXCO BE LIABLE TO THE PARTNERSHIP GROUP, DIRECTLY OR INDIRECTLY, FOR ANY CLAIMS, DEMANDS, SUITS, LOSSES, LIABILITIES, OBLIGATIONS, PAYMENTS, COSTS, EXPENSES OR DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE, OR ANY LOST REVENUES OR PROFITS (COLLECTIVELY, "DAMAGES"), RESULTING FROM EXCO'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE OR USE OF SERVICES PROVIDED HEREUNDER, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER OR NOT EXCO WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING IN ANY RESPECT, EXCO SHALL FURTHERMORE NOT BE RESPONSIBLE OR LIABLE TO THE PARTNERSHIP GROUP FOR ANY DAMAGES RESULTING OR ARISING FROM ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, SERVICES, SOFTWARE, HARDWARE OR EQUIPMENT) USED TO PROVIDE SERVICES.

        (b)   The Partnership shall indemnify and hold harmless EXCO, its subsidiaries and affiliates and their employees, officers, directors and agents (each, an "EXCO Indemnified Party") from and against any all third party claims for Damages, as incurred by any EXCO Indemnified Party, relating to or arising out of the provision of Services by EXCO pursuant to this Agreement, except to the extent that it is finally judicially determined that such Damages resulted from the bad faith or willful misconduct of such EXCO Indemnified Party. The Partnership shall also reimburse each EXCO Indemnified Party promptly upon request for all reasonable expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit, proceeding or investigation (each and collectively, an "Action"), directly or indirectly, arising out of, or relating to, this Agreement or the Services, whether or not pending or threatened and whether or not any EXCO Indemnified Party is a party to such Action.

        Section 8.2 Relationship of Parties.

        EXCO shall perform the Services as an independent contractor and no relationship of partnership, joint venture, employment, franchise, agency or similar arrangement is being created pursuant to or by virtue of this Agreement.

        Section 8.3 No Warranty.

        EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL SERVICES CONTEMPLATED BY THIS AGREEMENT WILL BE PROVIDED BY EXCO "AS IS," WITH NO WARRANTIES OR REPRESENTATIONS OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, PERFORMANCE OR RESULTS.

        Section 8.4 Notices.

        All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not transmitted during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

    if to any member of the Partnership Group:

    c/o EXCO GP Partners, LP
    12377 Merit Drive, Suite 1700
    Dallas, TX 75251
    Attention: General Counsel
    Fax: (214) 706-3409

    if to EXCO:

    EXCO Resources, Inc.
    12377 Merit Dr., Suite 1700
    Dallas, TX 75251
    Attention: General Counsel
    Fax: (214) 706-3409

        Section 8.5 Further Action.

        The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 8.6 Binding Effect.

        This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 8.7 Integration.

        This Agreement and the Master Operating Agreement constitute the entire Agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 8.8 Creditors.

        Except for permitted assignees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        Section 8.9 Waiver.

        No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 8.10 Counterparts.

        This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.

        Section 8.11 Applicable Law.

        This Agreement shall be construed in accordance with and governed by the Laws of the State of Texas, without regard to the principles of conflicts of law.

        Section 8.12 Invalidity of Provisions.

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        Section 8.13 Amendment or Modification.

        This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that, if at the time of such amendment or modification the limited partner interests of the Partnership are listed or traded on an "exchange" as defined in Section 3(a)(1) of the Securities Exchange Act of 1934, as amended, such amendment or modification must be approved by the Conflicts Committee unless the General Partner determines in good faith that such amendment or modification will not adversely affect the Limited Partners in any material respect.

        Section 8.14 Directly or Indirectly.

        Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

        Section 8.15 Rights of Limited Partners.

        The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

EXCO PARTNERS GP LP, LLC
	By:	Name: Title:
EXCO GP PARTNERS, LP
By:	EXCO PARTNERS GP LP, LLC, its general partner
By:	Name: Title:
EXCO PARTNERS, LP
By:	EXCO GP Partners, LP, its general partner
By:	EXCO PARTNERS GP LP, LLC, its general partner
	By:	Name: Title:
EXCO PARTNERS OLP GP, LLC
	By:	Name: Title:
EXCO PARTNERS OPERATING, LP
By:	EXCO Partners OLP GP, LLC, its general partner
	By:	Name: Title:
EXCO RESOURCES, INC.
By:	Name: Title:

SCHEDULE I

Services

1.
Financial Reports (including SEC reporting and accounting)

2.
Information Technology

3.
Land Management

4.
Legal

5.
Operations/Reservoir Engineering/Geology/Geophysics, including any such services to be provided the Master Operating Agreement or any third party operating agreement applicable to the Partnership Properties.

6.
Risk Management

7.
Corporate Development

8.
Treasury

9.
Tax

10.
Audit

11.
Sarbanes-Oxley Compliance

12.
Investor Relations

13.
General Management, Administrative and Other

I-1

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ADMINISTRATIVE SERVICES AGREEMENT AMONG EXCO PARTNERS GP LP, LLC, EXCO GP PARTNERS, LP, EXCO PARTNERS, LP, EXCO PARTNERS OLP GP, LLC, EXCO PARTNERS OPERATING, LP, AND EXCO RESOURCES, INC.
ADMINISTRATIVE SERVICES AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II RETENTION OF EXCO; SCOPE OF SERVICES
ARTICLE III BOOKS, RECORDS AND REPORTING
ARTICLE IV ADMINISTRATIVE SERVICE FEE
ARTICLE V FORCE MAJEURE
ARTICLE VI ASSIGNMENT
ARTICLE VII TERMINATION
ARTICLE VIII GENERAL PROVISIONS
Services